Exhibit 99.1

For Release at 1:05 p.m., PDT 05/26/11

Iteris Reports Fiscal Fourth Quarter Revenue of $15.7 Million and $59.4 Million for Fiscal 2011

— Iteris Expands ITS Offerings with Completed Integration of Meridian and Reports Positive Outlook for Fiscal 2012 —

SANTA ANA, Calif. — May 26, 2011 — Iteris, Inc. (NYSE Amex: ITI), a leader in the traffic management market that focuses on the application and development of advanced technologies, reported financial results for its fourth fiscal quarter ended March 31, 2011.

Financial Highlights: Q4 2011 vs. Q4 2010 and Fiscal 2011 vs. Fiscal 2010

•                  Revenues up 4% in the quarter to $15.7 million; full year up 2% to $59.4 million

•                  Roadway and Vehicle Sensors net sales up 11% and 19%, respectively for fiscal 2011

•                  Transportation Systems revenues and operating income grew sequentially in Q4 2011

•                  Gross margins expanded 200 basis points in fiscal 2011

•                  Generated $5.3 million in positive cash from operations in fiscal 2011

Management Commentary

“Our Roadway segment continued to drive growth in revenues for both the fourth quarter and fiscal year, and our Vehicle Sensors segment enjoyed strong year-over-year growth,” said Abbas Mohaddes, president and CEO of Iteris. “Our results also reflect actions we have taken to expand our market share through investments in both sales and marketing and R&D. Our consolidated growth objectives were hampered by continued soft spending in the Transportation Systems customer base. We are seeing signs of recovery in this space as a result of increased capital spending by many regional agencies, as well as increases in requests for proposal activities.”

“During the quarter, we successfully integrated our acquisition of Meridian Environmental Technology (MET),” continued Mohaddes. “This acquisition is aligned with our accelerated growth strategy to target synergistic companies that enhance our intellectual property. The addition of MET strengthens our offerings in key niche markets which include traveler information and decision support systems.”

“We expect to continue to make investments in sales and marketing and R&D,” concluded Mohaddes. “We believe these prudent investments, combined with synergistic acquisitions, and anticipated increases in the funding and growth of the traffic management market are multiple positive drivers that support our anticipated growth as we begin fiscal 2012.”

Fiscal Q4 2011 Financial Results

Net sales and contract revenues for the fourth quarter totaled $15.7 million compared to $15.0 million in the same year-ago quarter. The increase was primarily due to the acquisition of MET in January 2011 which contributed an additional $1.5 million in contract revenues during the quarter, offset by a 10% decline in Transportation Systems contract revenues.

Gross margins in the fourth quarter were 43.9% or $6.9 million, an improvement from 43.2% or $6.5 million in the same year-ago quarter. Operating expenses increased 17.4% to $6.2 million, mainly related to an increase in sales and marketing expenditures and the inclusion of MET’s operating expenses.

Non-GAAP net income was $555,000 or $0.02 per diluted share in the fourth quarter of fiscal 2011, as compared to $911,000 or $0.03 per diluted share in the same year-ago quarter (see “Use of Non-GAAP Financial Information,” below). GAAP net income was $479,000 or $0.01 per diluted share in the fourth quarter of fiscal 2011 versus $807,000 or $0.02 per diluted share in the same year-ago quarter.

Fiscal 2011 Financial Results

For fiscal year 2011, net sales and contract revenues increased 2.4% over the prior year to $59.4 million.

Gross margins were 43.6% or $25.9 million, increasing from 41.6% or $24.2 million in fiscal year 2010 mainly due to the mix of product sales versus consulting revenues. Operating expenses increased 47.1% to $30.7 million, primarily attributable to an $8.0 million non-cash charge for goodwill impairment in the third quarter of 2011.

Non-GAAP net income was $2.6 million or $0.07 per diluted share, virtually unchanged from the prior year. GAAP net loss was $5.2 million or $(0.15) per diluted share in fiscal 2011 versus GAAP net income of $2.2 million or $0.06 per diluted share in fiscal 2010, with the loss in fiscal 2011 again primarily attributable to the non-cash charge for goodwill impairment in the third quarter.

Cash at the end of fiscal 2011 was $11.8 million, an increase of $1.4 million from $10.4 million at the end of the prior fiscal year. Additionally, the company reduced its outstanding term debt by $2.3 million, from $5.3 million as of March 31, 2010, to $3.0 million at March 31, 2011.

Fiscal Q4 2011 Operational Highlights

•                  The Georgia Department of Transportation’s 511 real-time traveler information system set new motorist assistance records during a snow and ice storm. The record 95,000 calls over a four-day period demonstrated how MET’s strength and experience in 511 systems complements Iteris’ offerings. Iteris and MET are working with several other states in effort to expand their 511 offerings.

•                  Iteris was selected to power Audiovox’s new “Distracted Driver” Safety System, representing Iteris’ first entry into the consumer auto aftermarket. The system is expected to be available by the end of Iteris’ fiscal year 2012.

•                  Signed $3.1 million in Transportation Systems consulting contracts during the quarter resulting in contract backlog of $25.5 million as of March 31, 2011 providing a strong base to build upon as the company enters their new fiscal year.

Conference Call

Iteris will conduct a conference call with analysts and investors later today (May 26, 2011) at 4:30 p.m. EDT (1:30 p.m. PDT) to discuss the operating results for its fourth quarter and fiscal year ended March 31, 2011.

Iteris’ CEO Abbas Mohaddes and CFO Jim Miele will host the presentation followed by a question and answer period.

To participate by phone, dial 1-877-941-1427 prior to the start time and give the operator the conference ID 4440702.

To listen to the live webcast or view the press release, please visit the investor relations section of the Iteris website at: http://www.iteris.com/investors.aspx?q=10015 For the webcast, you will need Windows Media Player software installed on your computer, which is available on the webcast page under Pre-Event System Test. This may take up to 10 minutes to install.

A telephone replay of the call will also be available after 7:30 p.m. EDT by dialing 1-877-870-5176 and entering replay pin number 4440702. The telephone and webcast replay will be available until June 9, 2011.

If you have any difficulty connecting to the conference call or webcast, please contact Liolios Group at (949) 574-3860.

To view financial and other information required by SEC Regulation G please visit the investor relations section of the Iteris website at: http://phx.corporate-ir.net/phoenix.zhtml?c=114851&p=irol-reports

About Iteris, Inc.

Iteris (NYSE Amex: ITI), is a leader in the traffic management market that focuses on the application and development of advanced technologies that reduce traffic congestion, minimize the environmental impact of traffic congestion, and improve the safety of surface transportation systems infrastructure. Combining outdoor image processing, traffic engineering, and information technology, Iteris offers a broad range of Intelligent Transportation Systems and driver safety solutions. Iteris is headquartered in Santa Ana, California, with offices throughout North America and in Europe, Asia, and the Middle East. Investors are encouraged to contact us at (888) 329-4483 or at www.iteris.com.

Use of Non-GAAP Financial Information

Iteris reports net income (loss) and diluted earnings (loss) per share in accordance with accounting principles generally accepted in the United States (“GAAP”) and supplementally on a non-GAAP basis.  The company’s presentation of non-GAAP net income and non-GAAP diluted earnings per share excludes the impact of charges related to the impairment of goodwill, stock-based compensation, and the amortization of certain intangible assets. A reconciliation of these GAAP and non-GAAP financial measures for all periods presented is found in the attached “Unaudited Reconciliation of Non-GAAP Adjustments.”

Iteris believes that the presentation of non-GAAP net income and non-GAAP diluted earnings per share provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Iteris also believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. The company’s management generally uses non-GAAP net income and non-GAAP earnings per share to evaluate the operating performance of Iteris, because management believes that the inclusion or exclusion of the items described above provides insight into its core operating results, its ability to generate cash and underlying business trends affecting the company’s performance.  In addition, Iteris has excluded stock-based compensation expenses since these expenses rely on valuations based on future events such as the market price of our common stock, which are difficult to predict and are affected by market factors that are largely not within the control of management. Iteris has chosen to provide this non-GAAP information to investors to enable them to perform additional analyses of past, present, and future operating performance and as a supplemental means to evaluate our ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements based on our current expectations, estimates, and projections about our business, our industry, the U.S. and global economies, federal funding for transportation and infrastructure projects as well as management’s beliefs, and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to the company’s expansion strategies and anticipated growth opportunities, and statements about our future performance, operating results, financial condition and prospects, and the market demand for and acceptance of our products, technologies and services. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, federal, state, and local budgetary issues, as well as constraints and funding delays; the timing and amount of stimulus or other funds allocated to overall transportation infrastructure projects and the transportation industry; any continued delays in the adoption of the new federal highway bill and the content of such bill when and if adopted; the status of the residential and commercial real estate market); the potential unforeseen impact of product and service offerings from competitors, increased competition in certain market segments, and other competitive pressures; our ability to secure additional Transportation Systems consulting contracts and successfully complete such contracts on a timely basis; our ability to further expand our revenues and introduce and gain broad acceptance for new technologies, products or services; our customer’s production schedules, agendas, the success of our customer’s products that incorporate our active safety and other technologies; our ability to successfully identify, complete and integrate acquisitions of products, technologies or companies; our ability to specify, develop, complete, introduce, market, and transition our products and technologies to volume production in a timely manner; the timing and successful completion of customer qualification of our products and the risks of non-qualification; the availability of components used in the manufacture of certain of our products; the effectiveness of efficiency, cost, and expense reduction efforts; and the general economic and political conditions and specific conditions in the markets we address, and the possible disruption in government spending and commercial activities related to terrorist activity or armed conflict in the United States and internationally. Further information on Iteris, Inc., including additional risk factors that may affect our forward looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Investor Relations

Scott Liolios or Cody Slach

Investor Relations

Liolios Group, Inc.

Tel 949-574-3860

info@liolios.com

ITERIS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2011	March 31, 2010
	(unaudited)
ASSETS:
Cash	$11,818	$10,405
Trade accounts receivable, net	10,941	11,311
Costs and estimated earnings in excess of billings on uncompleted contracts	4,070	3,871
Inventories	3,680	2,727
Prepaid expenses and other current assets	432	623
Deferred tax assets	13,734	14,732
Property and equipment, net	2,607	2,550
Goodwill	21,270	27,791
Intangible and other assets, net	2,053	652
Total assets	$70,605	$74,662

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and other liabilities	$13,758	$10,552
Revolving line of credit	—	—
Unrecognized tax benefits	587	751
Term debt	2,964	5,293
Total liabilities	17,309	16,596
Total stockholders’ equity	53,296	58,066
Total liabilities and stockholders’ equity	$70,605	$74,662

ITERIS, INC.

UNAUDITED CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010

Net sales and contract revenues:
Net sales	$8,747	$8,854	$35,685	$31,650
Contract revenues	6,904	6,133	23,758	26,413
Total net sales and contract revenues	15,651	14,987	59,443	58,063
Costs of net sales and contract revenues:
Cost of net sales	4,452	4,406	17,867	16,505
Cost of contract revenues	4,327	4,109	15,635	17,399
Gross profit	6,872	6,472	25,941	24,159
Operating expenses:
Selling, general, and administrative	5,139	4,309	18,654	17,004
Research and development	899	940	3,762	3,678
Impairment of goodwill	—	—	7,970	—
Amortization of intangible assets	113	37	222	159
Change in fair value of contingent consideration	55	—	55	—
Total operating expenses	6,206	5,286	30,663	20,841
Operating income (loss)	666	1,186	(4,722)	3,318
Non-operating income (expense):
Other income, net	5	2	18	44
Interest expense, net	(32)	(49)	(152)	(264)

Income (loss) before income taxes	639	1,139	(4,856)	3,098
Provision for income taxes	(160)	(332)	(353)	(895)
Net income (loss)	$479	$807	$(5,209)	$2,203

Earnings (loss) per share:
Basic	$0.01	$0.02	$(0.15)	$0.06
Diluted	$0.01	$0.02	$(0.15)	$0.06

Weighted average shares outstanding:
Basic	34,347	34,291	34,335	34,249
Diluted	34,705	34,451	34,335	34,435

ITERIS, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

The following non-GAAP adjustments are based upon our unaudited consolidated statements of operations for the periods shown. These adjustments are not in accordance with or an alternative for GAAP. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  Iteris intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations, and guidance.

The following represents a reconciliation (unaudited) of GAAP net income (loss) to non-GAAP net income.

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2011	2010	2011	2010

GAAP net income (loss)	$479	$807	$(5,209)	$2,203
Plus:
Impairment of goodwill (1)	—	—	7,970	—
Amortization of intangible assets (2)	113	37	222	159
Stock-based compensation (3)	96	93	382	375
Change in fair value of contingent consideration (4)	55	—	55	—
Less:
Incremental income taxes associated with the non-GAAP items above (5)	(188)	(26)	(865)	(107)

Non-GAAP net income	$555	$911	$2,555	$2,630

(1)          Charges relate to goodwill impairment associated with Iteris’ Transportation Systems segment in the third quarter ended December 31, 2010.

(2)          Charges relate to the amortization associated with capitalized identifiable intangible assets.

(3)          Charges relate to value of stock options and RSUs (RSUs were granted in August 2010 and only impacted 2011) by Iteris to its employees and non-employee directors.

(4)          Charges relate to the change in fair value of contingent consideration recorded in connection with the January 2011 acquisition of MET.

(5)          For the three and twelve months ended March 31, 2011, incremental income taxes were estimated based on the GAAP income tax expense which would have been reported when excluding the items listed above. For the three and twelve months ended March 31, 2010, incremental income tax expense is based on the estimated fiscal year 2010 effective tax rate of 20%.

The following represents a reconciliation (unaudited) of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share.

	Three Months Ended				Twelve Months Ended
	March 31,				March 31,
	2011		2010		2011	2010

GAAP diluted earnings (loss) per share	$0.01		$0.02		$(0.15)	$0.06
Plus:
Impairment of goodwill	—		—		0.23	—
Amortization of intangible assets	0.00		0.00		0.01	0.00
Stock-based compensation	0.00		0.00		0.01	0.01
Change in fair value of contingent consideration	0.00		—		0.00	—
Less:
Incremental income taxes associated with the non-GAAP items above	(0.01)		0.00		(0.03)	0.00

Non-GAAP diluted earnings per share	$0.02	*	$0.03	*	$0.07	$0.08	*
Non-GAAP diluted weighted average shares outstanding	34,705		34,451		34,577	34,435

* Does not foot due to rounding